EXHIBIT 16

                               MARK COHEN C.P.A.
                           1772 East Trafalgar Circle
                              Hollywood, Fl 33020
                                (954) 922 - 6042

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                                                                February 1, 2004


Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

          Re: Virilitec Industries, Inc.
              File Reference No. 0-25659

Dear SEC Representative:

     I have read the statements regarding the recent change of auditors that I understand Virilitec Industries, Inc. will include under Item 4 of the Form 8-K report it will file. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/ Mark Cohen
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Mark Cohen, C.P.A.
A Sole Proprietor Firm